As filed with the Securities and Exchange Commission on [  ], 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	92-3978051
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4235 Redwood Avenue
Marina Del Rey, California 90066
(Address of Principal Executive Offices) (Zip Code)

System1, Inc. 2022 Incentive Award Plan
(Full title of the plan)

Daniel Weinrot
General Counsel & Corporate Secretary
4235 Redwood Avenue
Marina Del Rey, California 90066
(Name and address for agent for service)

(310) 924-6037
(Telephone number, including area code, of agent for service)

Copies to:
Steven B. Stokdyk
Brent Epstein
Latham & Watkins LLP
10250 Constellation Blvd, Suite 1100
Los Angeles, California 90067
(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 Explanatory Note:

On April 27, 2022, System1, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-264522) (the “Prior Registration Statement”) to register 8,297,625 shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which may be issued under the System1, Inc. 2022 Incentive Award Plan (the “2022 Plan”).

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant to register an additional 2,835,531 shares of Class A Common Stock that became available for issuance under the 2022 Plan on January 1, 2023 as a result of an automatic annual increase provision therein. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

References in this Registration Statement to “we,” “us,” “our,” and the “Company,” or similar references, refer to the Registrant unless otherwise stated or the context otherwise requires.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by System1, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on June 6, 2023 (File No. 001-39331);

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the Commission on July 3, 2023, August 9, 2023 and November 9, 2023, respectively (File No. 001-39331);

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on March 1, 2023, March 17, 2023, March 21, 2023, April 6, 2023, April 12, 2023, June 22, 2023, August 7, 2023, August 17, 2023, September 12, 2023 , October 12 and December 4, 2023, in each case only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act (File No. 001-39331); and

(d)	The description of the Company’s securities contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on June 6, 2023 (File No. 001-39331), including any amendments or reports filed for purposes of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit		Incorporated by Reference				Filed or Furnished
Number	Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Certificate of Incorporation of System1, Inc.	8-K	001-39331	3.1	February 2, 2022
4.2	Second Amended and Restated Bylaws of System1, Inc.	8-K	001-39331	3.1	March 1, 2023
4.3	Description of System1, Inc.’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-39331	4.2	June 6, 2023
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP (Predecessor).					X
23.2	Consent of PricewaterhouseCoopers LLP (Successor).					X
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
99.1	System1, Inc. 2022 Incentive Award Plan.	8-K	001-39331	10.2	February 2, 2022
107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina Del Rey, State of California, on December 13, 2023.

SYSTEM1, INC.

By:	/s/ Michael Blend
Name: Michael Blend
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Michael Blend and Tridivesh Kidambi, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on December 13, 2023.

Signature	Title	Date
/s/ Michael Blend Michael Blend	Chief Executive Officer and Chairman (Principal Executive Officer)	December 13, 2023
/s/ Tridivesh Kidambi Tridivesh Kidambi	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2023
/s/ John Civantos John Civantos	Director	December 13, 2023
/s/ Dexter Fowler Dexter Fowler	Director	December 13, 2023
/s/ Caroline Horn Caroline Horn	Director	December 13, 2023
/s/ Moujan Kazerani Moujan Kazerani	Director	December 13, 2023
/s/ Tanmay Kumar Tanmay Kumar	Director	December 13, 2023
/s/ Frank R. Martire, Jr. Frank R. Martire, Jr.	Director	December 13, 2023
/s/ Taryn Naidu Taryn Naidu	Director	December 13, 2023
/s/ Jennifer Prince Jennifer Prince	Director	December 13, 2023